                                                                   EXHIBIT 10.28

                                     LEASE

LANDLORD:           Hood Business Park LLC, a Massachusetts
                    Limited Liability Company


TENANT:             Net 2000 Communications Real Estate, Inc., a
                    Delaware Corporation


PREMISES:           Hood Business Park, Charlestown, Massachusetts


DATED:              December 6th, 1999

                               TABLE OF CONTENTS

ARTICLE             CAPTION                                               PAGE
       I            REFERENCE DATA                                         1
                    (A) Subjects Referred To                               1
                    (B) Exhibits                                           2
       II           PREMISES                                               3
       III          TERM AND CONSTRUCTION                                  4
                    (A) Term                                               4
                    (B) Landlord's Required Work                           4
                    (C) Tenant's Work                                      4
                    (D) General Construction Provisions.                   4
       IV           LANDLORD'S COVENANTS                                   5
                    (A) Landlord's Covenants During The Term               5
                    (B) Interruptions                                      5
       V            RENT                                                   6
                    (A) Fixed Rent                                         6
                    (B) Additional Rent - Taxes                            6
                    (C) Additional Rent - Operating Costs                  7
                    (D) Monthly Payments                                  10
                    (E) Additional Rent - Electricity, Gas, Water &
                          Sewer                                           10
       VI           TENANT'S COVENANTS                                    11
       VII          DEFAULT                                               16
                    (A) Events of Default                                 16
                    (B) Obligations Thereafter                            17
       VIII         CASUALTY AND TAKING                                   17
                    (A) Casualty And Taking                               17
                    (B) Reservation Of Award                              18
       IX           MORTGAGEE                                             18
                    (A) Subordination To Mortgages                        18
                    (B) Limitation On Mortgagee's Liability               19
                    (C) No Release Or Termination                         19
       X            GENERAL PROVISIONS                                    20
                    (A) Captions                                          20
                    (B) Short Form Lease                                  20
                    (C) Relocation                                        20
                    (D) Notices                                           20
                    (E) Successors And Assigns                            21
                    (F) No Surrender                                      21
                    (G) Waivers And Remedies                              21
                    (H) Self-Help                                         22
                    (I) Estoppel Certificate                              22
                    (J) Waiver Of Subrogation                             23
                    (K) Brokers                                           23
                    (L) Landlord's Defaults                               24
                    (M) Effectiveness Of Lease                            24
                    (N) Hazardous Materials                               24
                    (O) Delays                                            25
                    (P) Compliance With Laws                              25
                    (Q) Waiver Of Landlord's Lien                         25

                    (R) Telecommunications                                26
                    (S) Generator                                         27
       XI           SECURITY DEPOSIT                                      27
       XII          MODIFICATION                                          29
       XIII         OPTION                                                29
                    (A) Option Term                                       29
                    (B) Option Rent                                       29

                    Exhibit A   Plan Showing Location Of The Building
                    Exhibit A-1 Condition of Building
                    Exhibit B   Landlord's Required Work
                    Exhibit C   Tenant's Work
                    Exhibit D   Landlord's Services
                    Exhibit E   Rules And Regulations
                    Exhibit F   Legal Description Of Lot

       Lease dated as of the 6th day of December, 1999, by and between Hood Business Park LLC, a Massachusetts Limited Liability Company, as landlord ("Landlord"), and Net 2000 Communications Real Estate, Inc., a Delaware corporation), as tenant ("Tenant").

                                   ARTICLE I
                                 REFERENCE DATA

1.   (A)  SUBJECTS REFERRED TO:

     Each reference in this lease to any of the following subjects shall be construed to incorporate the data stated for the subject in this Section 1(A):

     LANDLORD'S ADDRESS: 90 Everett Avenue
                         Chelsea, MA  02150-2301

     LANDLORD'S MANAGING AGENT:    Nordblom Company
                                   31 Third Avenue
                                   Burlington, MA 01803-4470

     TENANT'S ADDRESS:   500 Rutherford Avenue
                         Charlestown, MA  02129

     BUILDING: That certain building designated as "500 Rutherford
               Avenue, Charlestown, MA  02129".

     RENTABLE FLOOR AREA OF TENANT'S SPACE:
     APPROXIMATELY 21,895 SQUARE FEET OF OFFICE SPACE

     TOTAL RENTABLE FLOOR AREA OF THE BUILDING:

               WAREHOUSE:  109,148 SQUARE FEET
               OFFICE:    191,717 SQUARE FEET
                          -------
               TOTAL:     300,865

     APPROXIMATE DELIVERY DATE:    WITHIN THIRTY (30) DAYS
                                   OF FULL LEASE
                                   EXECUTION

     ORIGINAL TERM: TEN (10) YEARS FROM THE
                    COMMENCEMENT DATE

     OPTION TERM:   ONE (1) OPTION FOR TEN (10) YEARS

     TENANT'S CONSTRUCTION PERIOD: NINETY (90) DAYS FROM
                                   THE DELIVERY DATE
                                   ("THE COMMENCEMENT
                                   DATE")

     FIXED RENT:

              DURING THE PERIOD COMMENCING ON THE COMMENCEMENT DATE AND CONTINUING THROUGH THE FIRST FIVE (5) YEARS OF THE ORIGINAL TERM -- THAT AMOUNT PER ANNUM EQUAL TO THE PRODUCT OF $17.75 AND THE RENTABLE SQUARE FOOT FLOOR AREA OF THE DEMISED PREMISES; AND

              DURING EACH YEAR OF THE BALANCE OF THE ORIGINAL TERM -- THAT AMOUNT PER ANNUM EQUAL TO THE PRODUCT OF $20.50 AND THE RENTABLE SQUARE FOOT FLOOR AREA OF THE DEMISED PREMISES.

     ADDITIONAL RENT FOR TAXES AND OPERATING COSTS:

              TENANT'S PRO RATA SHARE OF TAXES = 7.28 %

              TENANT'S PRO RATA SHARE OF OPERATING COSTS PRESENTLY ESTIMATED TO BE = 11.42%

     SECURITY AND RESTORATION DEPOSIT:

              DURING THE FIRST SIXTY (60) MONTHS OF THE TERM, AN AMOUNT EQUAL TO THE PRODUCT OF NINE (9) AND THE MONTHLY FIXED RENT PAYABLE DURING THE FIRST YEAR OF THE ORIGINAL TERM; DURING THE BALANCE OF THE TERM SAID AMOUNT SHALL BE REDUCED TO THE PRODUCT OF SIX (6) AND THE MONTHLY FIXED RENT PAYABLE UNDER THE LEASE AS OF THE SIXTY FIRST (61ST) MONTH OF THE TERM.

     GUARANTOR:           N/A

     PERMITTED USE:       GENERAL OFFICE USE AND AS A TELECOMMUNICATIONS SWITCH
                          FACILITY AND EQUIPMENT SUPPORT FUNCTIONS, PACKAGING,
                          ASSEMBLY/TESTING, DISTRIBUTION AND RELATED PURPOSES.
                          ANY SPECIAL PERMITS, REQUIREMENTS OF LAW OR LOCAL
                          AUTHORITIES, CHANGES IN CERTIFICATE OF OCCUPANCY AND
                          THE LIKE, AS NECESSARY DUE TO TENANT'S USE, SHALL BE
                          AT TENANT'S SOLE COST AND EXPENSE.

     PUBLIC LIABILITY INSURANCE LIMITS: BODILY INJURY:

                                   $1,000,000
     PROPERTY DAMAGE:              $ 500,000

     (B)  EXHIBITS

     The exhibits listed below in this Section are incorporated in this lease by reference and are to be construed as part of this lease:

     EXHIBIT A          Plan Showing Location of the Building
     EXHIBIT A-1        Condition of Building
     EXHIBIT B          Landlord's Required Work
     EXHIBIT C          Tenant's Work
     EXHIBIT D          Landlord's Services
     EXHIBIT E          Rules and Regulations
     EXHIBIT F          Legal Description of Lot

                                   ARTICLE II
                                    PREMISES

2.   PREMISES

     Subject to and with the benefit of the provisions of this lease, Landlord hereby leases to Tenant, and Tenant leases from Landlord, Tenant's space in the Building comprising approximately 21,895 square feet of rentable office floor area on the east side of the second floor, excluding exterior faces of exterior walls, all common facilities of the Building and all building service fixtures and equipment serving (exclusively or in common) other parts of the Building. The Building is outlined in red upon the plan attached as Exhibit A. Tenant's space, with such exclusions, is hereinafter referred to as "the demised premises". Tenant shall have, as appurtenant to the demised premises, the right to use in common with others entitled thereto, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice: (i) the common facilities from time to time included in the Building or on the parcel of land on which the Building is located (said parcel being more particularly described in Exhibit F and being hereafter referred to as "the Lot"), to the extent from time to time designated by Landlord; and (ii) the building service fixtures and equipment serving the demised premises. The Lot is represented by the area outlined by a bold line upon said Exhibit A. It is understood and agreed that said plan is intended only to show the approximate size of the Lot as presently constituted and the approximate size and location of the Building and for no other purpose. Landlord reserves the right from time to time (a) to install, repair, replace, use, maintain and relocate for service to the demised premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building; including, without limitation, the right to enter the demised premises to access the second floor primary electric room located within the demised premises; (b) to alter, relocate or eliminate any other common facility; (c) to designate specific parking areas upon the Lot to be for the exclusive use of one or more users thereof; (d) to designate specific traffic routes for trucks and other delivery vehicles; (e) to alter the size of the Building, including, without limitation, converting warehouse space to office space or office space to warehouse space; and (f) to increase and/or decrease the size of the Lot by the acquisition of adjacent land and/or the disposition of any portions thereof. No such increase or decrease shall be deemed to have occurred until Landlord shall give Tenant notice thereof. Landlord agrees that except in an emergency it shall provide Tenant with prior reasonable notice before performing any work to the demised premises and, further, Landlord agrees that there shall be no unreasonable impairment of access to or egress from Tenant's business in the demised premises.

                                  ARTICLE III
                             TERM AND CONSTRUCTION

3.   (A) TERM

     To have and to hold for a period of ten (10) years ("the Term" or "the Original Term") commencing upon the ninetieth (90th) day following the delivery of the demised premises to Tenant with Landlord's Work substantially complete (being hereafter referred to as "the Commencement Date") and, unless sooner terminated as provided herein, ending at the end of the Term; provided that if the Term (calculated as aforesaid) would expire prior to the last day of a calendar month, the Term shall be extended so as to expire on the last day of such calendar month.

     (B) LANDLORD'S REQUIRED WORK

     Landlord agrees to use reasonable efforts to complete Landlord's Required Work (described in Exhibit B) on or before the Approximate Delivery Date, which shall, however, be extended for a period equal to that of any delays due to governmental regulations, scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control. Tenant's Construction Period shall commence upon the execution of this lease by both Landlord and Tenant and delivery of the demised premises to Tenant ("Delivery Date"). Landlord agrees that upon the execution of this lease, Tenant may access Tenant's space provided Tenant shall not interfere with the performance of Landlord's Required Work.

     (C) TENANT'S WORK

     Tenant agrees to perform Tenant's Work in accordance with the provisions of Exhibit C.

     (D) GENERAL CONSTRUCTION PROVISIONS

     All construction work required or permitted by this lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authorities and insurance rating or inspection bureaus having jurisdiction over the Building. Either party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Landlord's Required Work shall be deemed to have been performed upon the Approximate Delivery Date except for items which are incomplete or do not conform with the requirements of Exhibit B and as to which Tenant shall, in either case, have given written notice to Landlord prior to the expiration of Tenant's Construction Period.

     (E) CONSTRUCTION ALLOWANCE

     As an inducement for Tenant to execute this lease and prepare the demised premises for Tenant's occupancy, Landlord shall pay to Tenant that amount equal to the product of $3.00 and the rentable square foot floor area of the demised premises. So long as Tenant shall not then be in default in the performance of its agreements contained in this lease beyond any applicable cure period, Landlord shall pay said sum to Tenant upon the last to occur of: (a) the receipt by Landlord of the rent payable hereunder for the first full month of the Term of this lease; or (b) the receipt by Landlord of waivers of liens from all contractors and subcontractors supplying labor and/or material for Tenant's work.

                                   ARTICLE IV
                              LANDLORD'S COVENANTS

4.   (A) LANDLORD'S COVENANTS DURING THE TERM:

     Landlord covenants during the Term:

     (1) To furnish, through Landlord's employees or independent contractors, the services listed in Exhibit D; and

     (2) Except as otherwise provided in this lease, to make such structural repairs to the roof, foundation, exterior walls, and common facilities of the Building and the Building service fixtures and the Lot as may be necessary to keep them in serviceable condition.

     (3) Landlord agrees to save Tenant harmless from, and indemnify Tenant against, to the extent permitted by law, any and all injury, loss or damage and any and all claims for injury, loss or damage, of whatever nature caused by or resulting from, any act, omission or negligence of Landlord or its agents or employees. It is a condition of this indemnification that the Landlord shall be notified with reasonable promptness of any suits, proceedings, claims or demands with respect to which the Tenant requests indemnification, and the Landlord shall have the right to assume the entire control of the defense, compromise or settlement thereof and the Tenant shall cooperate fully with the Landlord in such defense.

     (B) INTERRUPTIONS

     Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from (a) power losses or shortages, or (b) the necessity of Landlord's entering the demised premises for any of the purposes in this lease authorized, including without limitation, for repairing or altering the demised premises or any portion of the Building or for bringing materials into and/or through the demised premises in connection with the making of repairs or alterations.

     In case Landlord is prevented or delayed from making any repairs, alterations or improvements or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VIII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the demised premises. Landlord reserves the right to stop any service or utility system when necessary in Landlord's opinion by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and, in any event, Landlord will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

                                    ARTICLE V
                                      RENT

          5. (A) FIXED RENT

                 Tenant agrees to pay, without any offset or reduction whatever (except as made in accordance with the express provisions of this lease), fixed monthly rent equal to 1/12th of the Fixed Rent, such rent to be paid in equal installments in advance on the first day of each calendar month included in the Term commencing on the Commencement Date and for any portion of a calendar month at the beginning or end of Tenant's obligation to pay rent, a portion of such fixed monthly rent, prorated on a per diem basis. All payments of Fixed and additional rent shall be made in lawful money of the United States and shall be made to Hood Business Park LLC and sent to Landlord's Managing Agent at Managing Agent's
          Address set forth in Section (A) of Article I above, or to such other person and/or at such other address as Landlord may from time to time designate.

                 If any payment of rent or any other payment payable hereunder by Tenant to Landlord shall not be paid when due, the same shall bear interest from the date when the same was payable until the date paid at the lesser of (a) fifteen percent (15%) per annum, or
          (b) the highest lawful rate of interest which Landlord may charge to Tenant without violating any applicable law. Such interest shall constitute additional rent payable hereunder and shall be "the Lease Interest Rate".

                 (B) ADDITIONAL RENT - TAXES

                 (1) For the purposes of this Section, "Tax Year" shall mean the twelve-month period in use in the City of Boston for the purpose of imposing ad valorem taxes upon real property. In the event that said City changes the period of its tax year, "Tax Year" shall mean a twelve-month period commencing on the first day of such new tax year, and each twelve-month period commencing on an anniversary of such date during the Term of this lease. For purposes of this Section "the Property" shall mean the Lot and all improvements thereon, including the Building; and "the Factor" shall mean a fraction the numerator of which is the Rentable Floor Area of the demised premises and the denominator of which is the Total Rentable Floor Area of The Building. For purposes of this Section "the Building's Share of Real Estate Taxes" shall mean the sum of (i) the real estate taxes upon the Building (determined in accordance with the real estate tax bill, the assessor's records or a certification from the assessor), plus (ii) the product of the real estate taxes upon the Lot and a fraction the numerator of which is the number of square feet of rentable floor area contained within the Building and the denominator of which is the number of square feet of rentable floor area contained within all buildings located upon the Lot provided, however, that for purposes of this subsection (ii), if any portion of the Lot shall be separately assessed, the real estate taxes toward which Tenant shall be obligated to contribute shall include only those taxes on those portions of the Lot jointly assessed with the portion of the Lot on which the Building is located; and the denominator of said fraction shall be the number of square feet of rentable floor area contained within all buildings located upon those portions of the Lot which are jointly assessed with the portion of the Lot on which the Building is located.

                 (2) During the Term Tenant shall pay to Landlord, as additional rent, an amount equal to the Building's Share of Real Estate Taxes imposed with respect to the Property for each Tax Year multiplied by the Factor, such amount to be apportioned on a per diem basis for any fraction of a Tax Year contained within the Term.

                 (3) If Landlord shall receive any tax refund or rebate or sum in lieu thereof with respect to any Tax Year, then out of any balance remaining thereof, after deducting Landlord's reasonable expenses incurred in obtaining such refund, rebate or other sum, Landlord shall pay to Tenant, provided that Tenant is not then in default in the performance of any of its obligations hereunder, an amount equal to the Building's Share of such balance multiplied by the Factor; but in no event shall Landlord pay to Tenant out of such refund, rebate or other sum for any Tax Year more than the amount paid by Tenant to Landlord pursuant to this Section (B) for such Tax Year.

                 (4) Any betterment assessment, so-called "rent tax" or any other tax levied or imposed by any governmental authority in addition to, in lieu of or as a substitute for real estate taxes shall nevertheless be deemed to be real estate taxes for the purpose of this Section (B). Furthermore, to the extent that any equipment installed as part of the Property (e.g. heating or air conditioning equipment) shall be classified as personal property for purposes of taxation, any personal property taxes thereon shall be deemed to be real estate taxes for purposes of this Section (B). Real estate taxes shall not include any tax upon Landlord's net income or profits and shall also not include: business, professional, occupational and license taxes, federal, state or local income taxes, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes. Landlord shall pay all real property taxes and assessments by the date due, and shall, upon Tenant's written request, furnish Tenant with evidence of such payment. Landlord shall not include in taxes any interest or penalties incurred by Landlord by reason of Landlord's failure to pay in a timely manner any real property taxes and assessments provide Tenant has timely paid same. Landlord shall use its reasonable efforts in good faith to effect an equitable proration of real estate taxes and assessments on the Building and any other property owned by Landlord or an affiliate of Landlord. Landlord shall not recover more than one hundred percent (100%) of the real estate taxes, assessments and insurance premiums actually incurred by Landlord.

                 (5) In the event of any taking by eminent domain under circumstances whereby this lease shall not terminate, each of the Building's Share of Real Estate Taxes and the Factor shall be adjusted in order to reflect any change in rentable floor area.

                 (C)    ADDITIONAL RENT - OPERATING COSTS

                 (1) For the purposes of this Section, the following terms shall have the following respective meanings:

                 Operating Year: Each successive fiscal year (as adopted by Landlord) in which any part of the Term of this lease shall fall.

                    "Operating Expenses" shall mean all reasonable and actual costs or expenses incurred for the operation, cleaning, maintenance, repair and upkeep of the Property, including, without limitation, all costs of maintaining and repairing the Property (including snow removal, landscaping and grounds maintenance parking lot operation and maintenance, security, operation and repair of ventilating and air-conditioning equipment, elevators, lighting and any other

          Building equipment or systems) and of all repairs and replacements (other than repairs or replacements for which Landlord has received full reimbursement from contractors, other tenants of the Building or from others) necessary to keep the Property in good working order, repair, appearance and condition; all costs, including material and equipment costs for cleaning and janitorial services to the Building (including window cleaning of the Building); all costs of any reasonable insurance carried by Landlord relating to the Property; all costs related to provision of heat (including oil, electric, steam and/or gas), air-conditioning, and water (including sewer charges) and other utilities to the Building, (but excluding the reheat units in Tenant's VAV units); payments under all service contracts relating to the foregoing; all compensation, fringe benefits, payroll taxes and workmen's compensation insurance premiums related thereto with respect to any employees of Landlord or its affiliates engaged in security and maintenance of the Property;
          actual and reasonable attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or the preparation of leases) and auditing and other professional fees and expenses; and a management fee at market rates customarily paid with respect to buildings similar to the Building. Landlord shall provide Tenant a statement of Operating Expenses annually. Said statement shall be in reasonable detail and shall include a computation of Tenant's share.

          There shall not be included in such Operating Expenses: (i) brokerage fees (including rental fees) related to the operation of the Building; (ii) interest and depreciation charges incurred on the Property; (iii) expenditures made by Tenant with respect to (a) cleaning, maintenance and upkeep of the demised premises; and (b) the provision of electricity to the demised premises; (iv) income, excess profit, franchise taxes or other such taxes imposed on or measured by the gross or net income of Landlord from the operation of the Building; (v) rent for a management office and rent and expenses for a marketing office; (vi) any amounts paid to any person, firm or corporation related to or otherwise affiliated with Landlord or any general partner, officer, director or shareholder of Landlord or any of the foregoing, to the extent the same exceeds arms length reasonable prices paid in Boston, Massachusetts Metropolitan area for similar services or goods; costs incurred from removing any hazardous materials or other toxic materials or substances from either the Building or the demised premises, which materials or substances were present as of the date of this lease; (vii) costs relating to maintaining Landlord's existence, either as a corporation, partnership, trust or other entity, such as trustee's fees, annual fees, partnership expenses and legal and accounting fees (other than with respect to Building operations); (viii) attorney's fees and other costs and expenses incurred in connection with the negotiations or disputes with present or prospective tenants, other occupants of the Building, or other third parties; (ix) ground rent, if Landlord's interest in the land upon which the Building is located is derived solely from a ground lease; (x) costs or expenses of electricity provided to any leasable spaces within the Building; (xi) utilities and expenses incurred by any tenant directly (including HVAC, and cleaning services); and (xii) any other expenses for which Landlord actually received direct reimbursement from insurance, condemnation awards, other tenant's or any other source. Operating Expenses shall also be reduced by all cash discounts, trade discounts or quantity discounts received by Landlord or Landlord's managing agent in the purchase of any goods, utilities or services in connection with the prudent operation of the Building and the calculation of any expenses hereunder, it is understood that no expense shall be charged more than once. Landlord shall use its reasonable efforts in good faith to effect an equitable proration of bills for services rendered to the Building and to any other property owned by Landlord or an affiliate of

          Landlord. Landlord shall not recover more than one hundred percent (100%) of the Operating Expenses actually incurred by Landlord. Landlord agrees that it shall give Tenant copies of invoices upon request.

          If, during the Term of this lease, Landlord shall replace any capital items or make any capital expenditures reasonably necessary to maintain the structural integrity of the demised premises or the Building or of the utility systems servicing the demised premises, or which result in reducing Operating Expenses (collectively called "capital expenditures") the total amount of which is not properly included in Operating Expenses for the calendar year in which they were made, there shall nevertheless be included in Operating Expenses for each calendar year in which and after such capital expenditure is made the annual charge-off of such capital expenditure. (Annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of useful life thereof [the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquistion of the capital item]; and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure based upon an interest rate reasonably determined by Landlord as being the interest rate then being charged for long term mortgages by institutional lenders on like properties within the locality in which the Building is located.) Provided, further, that if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating Expenses and that such annual projected savings will exceed the annual charge-off of capital expenditure computed as aforesaid, then and in such events, the annual charge-off shall be shall be determined by dividing the amount of such capital expenditure by the number of years over which the projected amount of such savings shall fully amortize the cost of such item or the amount of such capital expenditure; and by adding the interest factor, as aforesaid.

                 The foregoing are intended to describe only the extent of potential cost and expenses and impose no obligation on Landlord to incur same.

                 Building's Share of Operating Expenses: One hundred percent (100%) of the Operating Expenses with respect to the Building plus the product of the Operating Expenses with respect to the Lot and a fraction the numerator of which is the rentable floor area contained within the building and the denominator of which is the rentable floor area contained within all of the buildings located upon the Lot and not separately maintained by the tenants thereof.

                 (2) During the Term Tenant shall pay to Landlord, as additional rent, an amount equal to the Building's Share of Operating Expenses for each Operating Year multiplied by a fraction, the numerator of which is the rentable floor area of the demised premises and the denominator of which is the total rentable floor area of office space within the Building, such amount to be apportioned on a per diem basis for any fraction of an Operator Year contained within the Term. Tenant's prorata share for heating, ventilating and air conditioning expenses shall not include said expenses for the 17,000 square feet operating on Tenant's own system.

          (3) In the event of any taking by eminent domain under circumstances whereby this lease shall not terminate, each of the Building's Share of Operating Expenses and the Factor shall be appropriately adjusted to reflect any change in rentable floor area.

       (D) MONTHLY PAYMENTS

       Payment on account of the additional rent described in Sections (B) and
(C) above shall be paid, as part of Tenant's total rent, monthly, and at the times and in the fashion herein provided for the payment of Fixed Rent. For an initial period from the Commencement Date until the end of the Tax Year during which the term of this lease shall commence, the monthly amount so to be paid shall be that amount reasonably estimated by Landlord for such purpose at the commencement of the Term. Promptly after the end of said Tax Year, and promptly after the end of each Tax Year thereafter, Landlord shall make a determination of Tenant's share of real estate taxes and Operating Expenses; and if the aforesaid payments theretofore made for such period by Tenant exceed Tenant's share, such overpayment shall be credited against the payments thereafter to be made by Tenant pursuant to this Section (D); and if Tenant's share is greater than such payments theretofore made on account for such period, Tenant shall make a suitable payment to Landlord. The initial monthly payment on account of said additional rent shall be replaced after Landlord's determination of Tenant's share for the preceding Tax Year by a payment which is one-twelfth (1/12th) of Tenant's actual share thereof for the immediately preceding Tax Year, with adjustments as appropriate where such period is less than a full twelve-month period. Appropriate adjustments shall be made in said monthly payment if the real estate taxes upon the Property for the current Tax Year shall be known prior to the end of said Tax Year and/or if real estate taxes shall be payable to the taxing authority in installments, all to the end that as each payment of real estate taxes shall become payable Landlord shall have received from Tenant payments sufficient in amount to pay Tenant's share of the Building's Share of Real Estate Taxes then payable by Landlord. At Landlord's election, Landlord may use its fiscal year rather than Tax Years for purposes of the adjustments described in this Section.

       (E) ADDITIONAL RENT - ELECTRICITY, GAS, WATER & SEWER

       (1) If the demised premises shall have utility meters measuring only the amount of the utilities consumed in the demised premises, commencing upon Tenant's entry into the demised premises to perform Tenant's work, Tenant shall pay to the utility companies furnishing such utilities, promptly upon the receipt of bills therefor, the cost of such utilities consumed in the demised premises. If the demised premises shall not have a utility meter for a utility provided to the demised premises, then Tenant shall pay to Landlord upon demand from time to time, as additional rent, the cost of such utility consumed in the demised premises, as said cost shall be determined from time to time by a reputable electrical engineer, selected by Landlord, who shall survey the utility demands of the demised premises and of all other premises served by the same utility meter as the demised premises and shall determine the cost of such utility consumed in the demised premises on the basis of such survey. In lieu of conducting surveys with respect to such utility consumption, Landlord may install check-meters which will indicate the consumption of such utility within the demised premises or within one or more other premises served by the same utility meter which serves the demised premises. Tenant's charge shall in all events be Tenant's cost of utility usage as so required with no profit increment to Landlord.

       (2) Tenant's use of electricity in the demised premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the demised premises. Landlord shall provide 1200 amp/480 volts or equivalent service to the Building. Tenant shall do all work necessary and provide all necessary equipment in order to bring said 1200 amp/480 volts or equivalent service to the demised premises. Tenant shall notify Landlord of such work on the electrical system and shall provide Landlord with plans of such work, which plans Landlord shall provide comments to within ten (10) days of receipt. If Landlord fails to provide comments within such time, said plans shall be deemed approved.

                                   ARTICLE VI
                               TENANTS COVENANTS

6. TENANT'S COVENANTS DURING THE TERM.

       Tenant covenants during the Term and such other time as Tenant occupies any part of the demised premises:

       (1) To pay when due (a) all Fixed Rent and additional rent, (b) all taxes which may be imposed on Tenant's personal property in the demised premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, and (c) all charges by any public utility for telephone and other utility services rendered to the demised premises;

       (2) Except as otherwise provided in Article VIII and Section 4(A)(2), to keep the demised premises in good order, repair and condition, reasonable wear only excepted; to replace all light bulbs as necessary; maintain and replace all interior glass; keep all utilities, pipes, conduits, drains and other installations used in connection with the demised premises, including, without limitation, the heating, ventilating and air conditioning systems which serve only the demised premises in good order, condition and repair; and at the expiration or termination of this lease peaceably to yield up the demised premises and all changes and additions therein in such order, repair and condition, first removing all goods and effects of Tenant and those claiming under Tenant and any items the removal of which is required by any agreement between Landlord and Tenant (or specified therein to be removed at Tenant's election and which Tenant elects to remove), and repairing all damage caused by such removal and restoring the demised premises and leaving them clean and neat. Notwithstanding anything to the contrary contained herein, Tenant shall forthwith remove from the demised premises (repairing any damage caused by such removal) any installations, alterations, additions or improvements made by Tenant except for those set forth on Exhibits B and C attached at the commencement of the Term, and which Landlord requests Tenant to remove within sixty (60) days after the expiration or termination of the term of this lease, such removal to include returning the previously modified portions of the demised premises to their condition prior to the making of such installations, alterations, additions or improvements. Tenant's obligations hereunder shall survive the expiration or termination of the term of this lease. For purposes of this Section (2) the word "repairs" includes the making of replacements when necessary. Tenant shall keep the demised premises clean and free of refuse and provide all necessary janitorial services to the demised premises;

       (3) Continuously from the Commencement Date, to use and occupy the demised premises only for the Permitted Use; and not to injure or deface the demised premises, Building, or Lot; and not to permit in the demised premises any auction sale, nuisance, or the emission from the demised premises of any objectionable noise or odor; nor any use thereof which is improper, offensive, contrary to law or ordinances, or liable to invalidate or increase the premiums for any insurance on the Building (or any portion thereof) or its contents, or liable to render necessary any alteration or addition to the Building. Tenant shall obtain Landlord's consent prior to the installation of antennae or other transmitting devices on the roof of the Building, and Tenant shall pay the fair market rent (determined in the same manner as set forth in Section (B) of Article 13 below) for locating said antennae and/or equipment on the roof of the Building provided, however, that there shall be no charge for one (1) of Tenant's GPS antennae. All antennae shall be reasonable in size and located in an area approved by Landlord;

       (4) To comply with the rules and regulations set forth in Exhibit E and all other reasonable rules and regulations hereafter made by Landlord (but only after copies thereof have been delivered to Tenant) for the care and use of the Building and Lot and their facilities and approaches, it being expressly understood, however, that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such rules and regulations;

       (5) To keep the demised premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority and/or any insurance inspection or rating bureau having jurisdiction, and to procure all licenses and permits required because of any use made by Tenant and, if requested by Landlord, to do any work required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Permitted Use;

       (6) Not without the prior written consent of Landlord to assign, hypothecate, pledge or otherwise encumber this lease, to make any sublease or to permit occupancy of the demised premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law, and as additional rent, to reimburse Landlord promptly upon demand for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting. Without intending to limit Landlord's discretion in granting or withholding such consent, it is agreed that if Tenant requests Landlord's consent to assign this lease or sublet more than fifty percent (50%) of the demised premises, Landlord shall have the option, exercisable by written notice to Tenant given within sixty days after receipt of such request, to terminate this lease as of a date specified in such notice which shall be not less than thirty or more than sixty days after the date of such notice. If Landlord shall so terminate this lease, rent shall be apportioned as of the date of termination, and Landlord may lease the demised premises or any portion thereof to any person or entity (including without limitation, Tenant's proposed assignee or subtenant, as the case may be) without any liability whatsoever to Tenant by reason thereof. Landlord agrees that if it shall not exercise the aforesaid right of termination, Landlord shall not unreasonably withhold, delay or condition its consent to a request by Tenant to assign this lease or sublet the demised premises as aforesaid. If Landlord shall consent to any assignment of this lease by Tenant or a subletting of the whole of the demised premises by Tenant at a rent which exceeds the rent payable hereunder by Tenant, or if Landlord shall consent to a subletting of a portion of the demised premises by Tenant at a rent in excess of the subleased portion's prorata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent forthwith upon Tenant's receipt of each installment of any such excess rent, one half (1/2) the amount of any such excess rent. Each request by Tenant for permission to assign this lease or to sublet the whole or any part of the demised premises shall be accompanied by a warranty by Tenant as to the amount of rent to be paid to Tenant by the proposed assignee or sublessee. For purposes of this Section (6), the term "rent" shall mean all fixed rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of premises. Tenant agrees, however, that neither it nor anyone claiming under it shall enter into any sublease, license, concession or other agreement for use, occupancy or utilization of space in the demised premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and Tenant agrees that any such purported sublease, license, concession or other agreement shall he absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the demised premises. Tenant further agrees that any sublease, license, concession or agreement for use, occupancy or utilization of space in the demised premises entered into by it or by anyone claiming under it shall contain the provisions set forth in the immediately preceding sentence. Tenant further agrees that if a sublease is entered into, neither the rent payable thereunder nor the amount thereof passed on to any person or entity shall have deducted therefrom any expenses or costs related in any way to the subleasing of such space. If and whenever Tenant shall not be a so-called "publicly held" company, it is understood and agreed that the transfer of fifty percent (50%) or more of the stock in Tenant of any class (whether at one time or at intervals) shall constitute an "assignment" of Tenant's interest in this lease. If there shall be any assignment or subletting by Tenant pursuant to the provisions of this paragraph, Tenant shall remain primarily liable for the performance and observance of the covenants and agreements herein contained on the part of Tenant to be performed and observed, such liability to be (in the case of any assignment) joint and several with that of such assignee. It is expressly understood and agreed that no assignment of Tenant's interest in this lease shall be effective until such time as Tenant shall deliver to Landlord an agreement from the assignee, which agreement shall be reasonably satisfactory to Landlord in form and substance and shall provide that the assignee agrees with Landlord to be primarily liable for the performance and observance of the covenants and agreements herein contained on the part of Tenant to be performed and observed, such liability to be joint and several with that of Tenant. Landlord hereby agrees, however, that Tenant may assign its interest in this lease or sublet the whole of the demised premises to
a) a corporation which owns all of the outstanding stock of Tenant ("Tenant's Parent"); (b) a corporation wholly owned by Tenant or by Tenant's Parent ("a Subsidiary"); or (c) a corporation resulting from the consolidation, joint venture, partnership or merger of Tenant with any other corporation. Notwithstanding the foregoing provisions, if the assignment or subletting is to a Subsidiary, said assignment or subletting shall be valid only for such period of time as said Subsidiary is wholly owned by Tenant or Tenant's Parent. In the event that Tenant or Tenant's Parent shall ever sell or otherwise transfer any interest in said Subsidiary to another person or entity, unless Landlord shall have specifically assented thereto, the same shall be deemed to be a material breach of this lease. Notwithstanding any terms of this lease to the contrary, Tenant shall have the right to locate or collocate customer equipment and/or equipment cabinets within the demised premises, provided that such equipment is consistent and compatible with the utilities and services provided to the demised premises. The parties hereto confirm and agree that the location or collocation of such customer equipment shall not constitute a subletting or assignment pursuant to the terms of this lease and shall not be subject to any of the operative terms or provisions or regulating, subletting or assignment hereunder;

      (7) To defend Landlord, with counsel acceptable to Landlord, save Landlord harmless from, and indemnify Landlord against any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel's fees): (i) arising from the omission, fault, willful act, negligence or other misconduct of Tenant or anyone claiming under Tenant, or from any use made or thing done or occurring upon or about the demised premises but not due to the ommission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this lease;

      (8) To maintain public liability insurance upon the demised premises in amounts which shall, at the beginning of the Term, be at least equal to $1,000,000.00 for bodily injury or death to one or more individuals and $500,000.00 for damage to property, and from time to time (but not more often than once annually) during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the demised premises are located upon property similar in type and use to the demised premises. Such insurance shall name Landlord, Landlord's Managing Agent, and Landlord's Mortgagee as additional insureds. Tenant shall deliver to Landlord certificates thereof, at least fifteen (15) days prior to the Commencement Date, and each renewal certificate thereof, at least fifteen (15) days prior to the expiration of the policy it renews. Each such policy shall be written by a responsible insurance company authorized to do business in the Commonwealth of Massachusetts and shall provide that the same shall not be modified or terminated without at least twenty (20) days' prior written notice to each named insured;

      (9) To keep all employees working in the demised premises covered by workmen's compensation insurance in amounts required by law, and to furnish Landlord with certificates thereof;

     (10) To permit Landlord and its agents entry: to examine the demised premises at reasonable times upon five (5) days prior notice (except in an emergency when Landlord may enter at any time upon whatever notice is reasonable in the circumstances) and, if Landlord shall so elect, to make repairs, alterations and replacements; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the demised premises to prospective tenants during the six (6) months preceding the expiration of the Term and to prospective purchasers and mortgagees at all reasonable times. Landlord agrees that in exercising its rights pursuant to this Section (10) it shall not unreasonably interfere with Tenant's business in the demised premises;

     (11) Not to place a load upon any part of the floor of the demised premises exceeding that for which said floor was designed or in violation of what is allowed by law; and not to move any safe, vault or other heavy equipment in, about or out of the demised premises except in such manner and at such times as Landlord shall approve in writing in each instance. Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to confine such vibration or noise to the demised premises. The present floor load is 150 lbs. per square foot. Tenant, at Tenant's expense and subject to Landlord's prior approval shall be permitted to upgrade an area of the demised premises of approximately 1000 rentable square feet to a floor loading capacity of 300 lbs. per square foot, or such increased limit in the battery room reasonably approved by Landlord. Tenant shall have the right to place a reasonable amount of heating, ventilating and air conditioning equipment approved by Landlord on the roof of the Building in locations and in a manner reasonable acceptable to Landlord, which approval shall not be unreasonably withheld or delayed;

     (12) All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this lease or any occupancy of the demised premises by Tenant or anyone claiming under Tenant, may be on the demised premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, unless caused by the negligence or willful act of Landlord, its agents, servants, contractors or employees;

     (13) To pay promptly when due the entire cost of any work done on the demised premises by Tenant and those claiming under Tenant; not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the demised premises; and immediately to discharge any such liens which may so attach;

     (14) Not to make any alterations, improvements, changes or additions to the demised premises without Landlord's prior written consent. Landlord agrees that it shall not unreasonably withhold its consent to alterations, improvements, changes or additions to the demised premises provided same are (i) interior; (ii) non-structural; (iii) do not affect the common utility lines or other common mechanical systems of the Building; and (iv) costs less than Forty Two Thousand Dollars ($42,000.00);

     (15) To pay to Landlord two (2) times the total of the Fixed Rent and additional rent then applicable for each month or portion thereof that Tenant shall retain possession of the demised premises or any part thereof after the termination of this lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof (but not consequential or punitive damages); however, the provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in this lease or as a matter of law;

     (16) To insure the contents, equipment, and improvements of Tenant and those claiming under Tenant, under policies covering at least fire and the standard extended coverage risks, in amounts equal to the replacement cost thereof, the terms of which policies shall provide that such insurance shall not be canceled without at least twenty (20) days' prior written notice to Landlord. Copies of such insurance certificates thereof, shall be delivered to Landlord at least fifteen (15) days prior to the Commencement Date and each renewal policy or certificate thereof, at least fifteen (15) days prior to the expiration of the policy it renews; and

     (17) To pay Landlord's expenses, including actual and reasonable attorney's fees, incurred in enforcing any obligation of Tenant in this lease.

                                   ARTICLE VII
                                     DEFAULT

 7.   (A)  EVENTS OF DEFAULT

      (1) If Tenant shall default in the payment of Fixed Rent, additional rent or other payments required of Tenant, and if Tenant shall fail to cure said default within seven (7) days after receipt of notice of said default from Landlord, or (2) if Tenant shall default in the performance or observance of any other agreement or condition on its part to be performed or observed and if Tenant shall fail to cure said default within thirty (30) days after receipt of notice of said default from Landlord (but if longer than thirty (30) days shall be reasonably required to cure said default, then if Tenant shall fail to commence the curing of such default within fifteen days after receipt of said notice and diligently prosecute the curing thereof to completion), or (3) subject to the provisions of Section (Q) of Article 10 below, if any person shall levy upon, or take this leasehold interest or any part thereof upon execution, attachment or other process of law, or (4) if Tenant or Guarantor shall make an assignment of its property for the benefit of creditors, or (5) if Tenant or Guarantor shall be declared bankrupt or insolvent according to law, or
(6) if any bankruptcy proceedings shall be commenced by or against Tenant or Guarantor, or (7) if a receiver, trustee or assignee shall be appointed for the whole or any part of Tenant's or Guarantor's property, then in any of said cases, Landlord lawfully may immediately, or at any time thereafter, and without any further notice or demand, enter into and upon the demised premises or any part thereof in the name of the whole, and hold the demised premises as if this lease had not been made, and expel Tenant and those claiming under it and remove its or their property without being taken or deemed to be guilty of any manner of trespass (or Landlord may send written notice to Tenant of the termination of this lease), and upon entry as aforesaid (or in the event that Landlord shall send Tenant notice of termination as above provided, on the fifth day next following the date of sending of the notice), the term of this lease shall terminate. Notwithstanding the provisions of clauses(1) of the immediately preceding sentence, if Landlord shall have rightfully given Tenant notice of default pursuant to said clause twice during any twelve-month period, and if Tenant shall thereafter default in time payment of Fixed Rent, additional rent or other payments required of Tenant, then Landlord may exercise the right of termination provided for it in said immediately preceding sentence without first giving Tenant notice of such default and the opportunity to cure the same within the time provided in said clause (1). Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event Landlord terminates this lease as provided in this Article.

      (B)  OBLIGATIONS THEREAFTER

      In case of any such termination, Tenant will indemnify Landlord each month against all loss of Fixed Rent and additional rent and against all obligations which Landlord may incur by reason of any such termination between the time of termination and the expiration of the Term; or at the election of Landlord, exercised at the time of termination or at any time thereafter, Tenant will indemnify Landlord each month until the exercise of the election against all loss of Fixed Rent and additional rent and against all obligations which Landlord may incur by reason of such termination during the period between the time of the termination and the exercise of the election, and upon the exercise of the election

Tenant will pay to Landlord as damages such amount as at the time of the exercise of the election represents the amount by which the rental value of the demised premises for the period from the exercise of the election until the expiration of the Term shall be less than the amount of rent and other payments provided herein to be paid by Tenant to Landlord during said period (less a ten percent (10%) discount rate). It is understood and agreed that at the time of the termination or at any time thereafter Landlord may rent the demised premises, and for a term which may expire before or after the expiration of the Term, without releasing Tenant from any liability whatsoever, that Tenant shall be liable for any expenses incurred by Landlord in connection with obtaining possession of the demised premises, with removing from the demised premises property of Tenant and persons claiming under it (including warehouse charges), with putting the demised premises into good condition for reletting, and with any reletting, including, but without limitation, actual and reasonable attorneys' fees and brokers fees, and that any monies collected from any reletting shall be applied first to the foregoing expenses and then to the payment of Fixed Rent, additional rent and all other payments due from Tenant to Landlord.

                                  ARTICLE VIII
                               CASUALTY AND TAKING

8.    (A) CASUALTY AND TAKING

      In case during the Term all or any substantial part of the demised premises, the Building, or Lot or any one or more of them, are damaged by fire or any other casualty or by action of public or other authority or are taken by eminent domain, this lease shall terminate at Landlord's election, which may be made notwithstanding Landlord's entire interest may have been divested, by notice given to Tenant within thirty days after the occurrence of the event giving rise to the election to terminate. Said notice shall, in the case of damage as aforesaid, specify the effective date of termination which shall be not less than thirty nor more than sixty days after the date of notice of such termination. In the case of any such taking by eminent domain, the effective date of the termination shall be the day on which the taking authority shall take possession of the taken property. Fixed Rent and additional rent shall be apportioned and adjusted as of the effective date of any such termination. If in any such case the demised premises are rendered unfit for use and occupation and this lease is not so terminated, Landlord shall use due diligence to put the demised premises, or, in the case of a taking, what may remain thereof (excluding any items which Tenant may be required or permitted to remove from the demised premises at the expiration of the Term) into proper condition for use and occupation, but Landlord shall not be required to spend more than the net proceeds of insurance or award of damages it receives therefor, and a just proportion of the Fixed Rent and additional rent according to the nature and extent of the injury to the demised premises shall be abated until the demised premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the demised premises, a just proportion of the Fixed Rent shall be abated for the remainder of the Term. Landlord agrees that if there shall be damage or destruction by fire or casualty or by action of public or other authority or taking by eminent domain, and if this lease shall not be terminated as provided for herein, and if the demised premises shall not be repaired or restored within twelve (12) months from the receipt by Landlord of the insurance proceeds or awards therefore, Tenant shall have the right to terminate this lease by written notice to Landlord given within sixty (60) days following the expiration of said twelve
(12) month period; provided, however,
that said restoration shall not have been completed by Landlord prior to Landlord's receipt of said notice.

      (B) RESERVATION OF AWARD

      Landlord reserves to itself any and all rights to receive awards made for damage to the demised premises, Building or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of any exercise of the right of eminent domain or by reason of anything done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all of Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable equipment installed by Tenant or anybody claiming under Tenant at its own expense or (ii) relocation expenses, but in each case only if and to the extent that such damages are recoverable by Tenant from such authority in a separate action and without reducing Landlord's award of damages.

      (C) FIRE AND OTHER CASUALTY

      Landlord shall keep the Building insured at least against such casualties and in such amounts as shall be required by the holder of a mortgage upon premises of which the Building are a part, but in any event such insurance shall cover loss due to fire and the usual extended coverage casualties and shall be in an amount not less than eighty percent (80%) of the full replacement value thereof exclusive of the foundation. Such insurance may be written with a so-called eighty percent (80%) or ninety percent (90%) co-insurance clause. Insurance against any or all of such risks may be maintained under a blanket policy covering the demised premises and other real estate of Landlord and/or its affiliated business organizations. It is expressly understood and agreed that nothing in this lease contained shall be deemed to create in Tenant any interest in said insurance policies or the proceeds thereof.

                                   ARTICLE IX
                                   MORTGAGEE

9.    (A) SUBORDINATION TO MORTGAGES

      It is agreed that the rights and interest of Tenant under this lease shall be: (i) subject and subordinate to the lien of any present or future first mortgage and to any and all advances to be made thereunder, and to the interest thereon, upon the demised premises or any property of which the demised premises are a part, if the holder of such mortgage shall elect, by notice to Tenant, to subject and subordinate the rights and interest of Tenant under this lease to the lien of its mortgage; or (ii) prior to the lien of any present or future first mortgage, if the holder of such mortgage shall elect, by notice to Tenant, to give the rights and interest of Tenant under this lease priority to the lien of its mortgage. It is understood and agreed that the holder of such mortgage may also elect, by notice to Tenant, to make some provisions hereof subject and subordinate to the lien of its mortgage while granting other provisions hereof priority to the lien of its mortgage. In the event of any of such elections, and upon notification by the holder of such mortgage to that effect, the rights and interest of Tenant under this lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage, irrespective of the time of execution or time of recording of any such mortgage. Tenant agrees that it will, within fifteen (15) business days of request by Landlord, execute, acknowledge and deliver any and all instruments deemed by Landlord necessary or desirable to evidence or to give notice of such subordination or priority. Tenant also agrees that if it shall fail at any time to execute, acknowledge and deliver any such instrument requested by Landlord, Landlord may, deem such information accurate. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. Whether the lien of any mortgage upon the demised premises or any property of which the demised premises are a part shall be superior or subordinate to this lease and the lien hereof, Tenant agrees that it will, upon request, attorn to the holder of such mortgage or anyone claiming under such holder and their respective successors and assigns in the event of foreclosure of or similar action taken under such mortgage. Tenant further agrees that it shall not subordinate its interest in this lease to the lien of any junior mortgage, security agreement or lease affecting the demised premises, unless the holder of the first mortgage upon the demised premises or property which includes the demised premises shall consent thereto. Notwithstanding anything to the contrary contained in this Article 9, if Tenant shall be required to subordinate this lease and the lien hereof to the lien of any mortgage, Landlord shall use its best efforts to cause the present holder of such mortgage to enter into an agreement with Tenant, recordable in form, to the effect that in the event of foreclosure of, or similar action taken under, such mortgage, Tenants possession of the demised premises shall not be terminated or disturbed by such mortgage holder or anyone claiming under such mortgage holder so long as Tenant shall not be in default under this lease. As a condition to Tenant's subordination to any future mortgagee, Landlord shall secure for Tenant such a nondisturbance agreement from each future mortgagee hereafter encumbering the Building and the Lot recognizing Tenant's rights under this lease.

      (B) LIMITATION ON MORTGAGEE'S LIABILITY

      Upon entry and taking possession of the mortgaged premises for any purpose, the holder of a mortgage shall have all rights of Landlord, and during the period of such possession Landlord, not such mortgage holder, shall have the duty to perform all of Landlord's obligations hereunder. No such holder shall be liable, either as a mortgagee or as holder of a collateral assignment of this lease, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall succeed to Landlord's interest herein through foreclosure of its mortgage or the taking of a deed in lieu of foreclosure, and thereafter such mortgage holder shall not be liable for the performance of any of Landlord's obligations hereunder, except for the performance of those obligations which arise during the period of time that such mortgage holder holds Landlord's right, title and interest in this lease, such liability to be limited to the same extent as Landlord's liability is limited pursuant to Section 10(E) hereof.

      (C) NO RELEASE OR TERMINATION

      No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this lease, or by law, to be relieved of any of Tenant's obligations hereunder or to terminate this lease, shall result in a release or termination of such obligations or a termination of this lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would be the basis of Tenant's rights and
(ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section (C) shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and thirty (30) days thereafter (but if it shall reasonably require more than thirty (30) days then such longer period, provided mortgagee promptly thereafter commences to cure and diligently prosecutes the curing of same to completion with due diligence) to correct or cure the condition. Finally, Tenant agrees that so long as any present or future mortgage shall remain in effect Tenant shall not alter, modify, amend, change, surrender or cancel this lease nor pay the rent due hereunder in advance for more than thirty (30) days, except as may be required herein, without the prior written consent of the holder thereof, and subject to the provisions of Section (A) of this Article 9, Tenant will not seek to be made an adverse or defendant party in any action or proceeding brought to enforce or foreclose such mortgage.

                                   ARTICLE X
                               GENERAL PROVISIONS

10.   (A) CAPTIONS

      The captions of the Articles are for convenience and are not to be considered in construing this lease.

      (B) SHORT FORM LEASE

      Upon request of either party both parties shall execute and deliver a short form of this lease in form appropriate for recording, and if this lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination. No such short form lease shall contain any indication of the amount of the rentals payable hereunder by Tenant.

      (C) RELOCATION

      Intentionally Omitted.

      (D) NOTICES

      All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified or registered mail, return receipt requested, postage prepaid, by mailing the same by a nationally recognized overnight delivery service or by having the same delivered by a commercial delivery service such as Federal Express, UPS, Purolator Courier and the like. If given to Tenant the same shall be directed to Tenant at Tenant's Address or to such other person or at such other address as Tenant may hereafter designate by notice to Landlord; and if given to Landlord the same shall be directed to Landlord at Landlord's Address, or to such other person or at such other address as Landlord may hereafter designate by notice to Tenant. In the event the notice directed as above provided shall not be received upon attempted delivery thereof to the proper address and shall be returned by the Postal Service or delivery service to the sender because of a refusal of receipt, the absence of a person to receive, or otherwise, the time of the giving of such notice shall be the first business day on which delivery was so attempted.

      After receiving notice from Landlord or from any person, firm or other entity that such person, firm or other entity holds a mortgage which includes the demised premises as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given by certified or registered mail to such holder, and the curing of any of Landlord's defaults by such holder shall be treated as performance by Landlord, it being understood and agreed that such holder shall be afforded a reasonable period of time after the receipt of such notice in which to effect such cure.

      (E) SUCCESSORS AND ASSIGNS

      The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, except that the Landlord named herein and each successive owner of Landlord's interest in this lease shall be liable only for the obligations of Landlord accruing during the period of its ownership. Whenever Landlord's interest in this lease is owned by a trustee or trustees, the obligations of Landlord shall be binding upon Landlord's trust estate, but not upon any trustee, beneficiary or shareholder of the trust individually. Without limiting the generality of the foregoing, and whether or not Landlord's interest in this lease is owned by a trustee or trustees, Tenant specifically agrees to look solely to Landlord's interest in the Building and Lot for recovery of any judgment from Landlord, it being specifically agreed that neither Landlord, any trustee, beneficiary or shareholder of any trust estate for which Landlord acts nor any person or entity claiming by, through or under Landlord shall ever otherwise be personally liable for any such judgment.

      (F) NO SURRENDER

      The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this lease or a surrender of the demised premises.

      (G) WAIVERS AND REMEDIES

      The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease, or, with respect to such failure of Landlord, any of the rules and regulations referred to in Section 6(4), whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said rules and regulations against any other tenant in the Building be deemed a waiver of any such rules or regulations as far as Tenant is concerned. The receipt by Landlord of Fixed Rent or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach by Landlord unless such waiver be in writing signed by Landlord. No consent or waiver express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty. No acceptance by Landlord of a lesser sum than the Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy available to it. The specific remedies to which Landlord may resort under the terms of this lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this lease. In addition to the other remedies provided in this lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this lease or to a decree compelling specific performance of any such covenants, conditions or provisions. If any term of this lease, or the application thereof to any person or circumstances shall be held, to any extent, to be invalid or unenforceable, the remainder of this lease, or the application of such term to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each term of this lease shall be valid and enforceable to the fullest extent permitted by law. If any interest to be paid by Tenant hereunder shall exceed the highest lawful rate which Landlord may recover from Tenant, such interest shall be reduced to such highest lawful rate of interest.

      (H) SELF-HELP

      If Tenant shall at any time default in the performance of any obligation under this lease, Landlord shall have the right, but shall not be obligated, to enter upon the demised premises and to perform such obligation, notwithstanding the fact that no specific provision for such performance by Landlord is made in this lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest, from the time paid by Landlord until the time Tenant repays the same to Landlord, at the rate of interest per annum as set forth in Section (A) of Article V above, shall be deemed to be additional rent and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing right without waiving any other of its rights or releasing Tenant from any of its obligations under this lease. In the event Landlord fails to cure (or fails to promptly commence and diligently pursue the cure of) any breach or failure by Landlord to comply with any of Landlord's obligations under this lease with regard to the demised premises within a reasonable period (not to exceed thirty (30) days except in the case of an emergency in which case such shorter time as is warranted by the particular circumstances) after Tenant furnishes Landlord with written notice of such failure, then Tenant shall have right (but not the obligation) to perform such obligation on Landlord's account and Landlord shall reimburse Tenant within thirty (30) days of demand for the amount expended by Tenant in performing such obligation (including, but not limited to, reasonable attorneys' fees and cost of collection). If Landlord fails to make any payment of any sum payable to Tenant hereunder within said thirty (30) days, then such payment shall bear interest at the Lease Interest Rate from the date payable until the date paid.

      (I) ESTOPPEL CERTIFICATE

      Tenant agrees from time to time after the Commencement Date, upon not less than fifteen (15) business days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this lease is unmodified and in full force and effect; that Landlord has completed Landlord's Required Work; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and additional rent and to perform its other covenants under this lease; that there are no uncured defaults of Landlord or Tenant under this lease (or, if there have been any modifications, that this lease is in full force and effect as modified and stating the modifications, and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Fixed Rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section (I) may be relied upon by any prospective purchaser or mortgagee of premises which include the demised premises or any prospective assignee of any mortgage.

      (J) WAIVER OF SUBROGATION

      (1) Tenant hereby releases Landlord to the extent of Tenant's insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of Landlord or its agents, provided, however this release shall be in force and effect only with respect to loss or damage occurring during such time as Tenant's policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Tenant to recover thereunder. Tenant agrees that its fire and other casualty insurance policies will include such a clause so long as the same is includable without extra cost, or if extra cost is chargeable therefor, so long as Landlord pays such extra cost. If extra cost is chargeable therefor, Tenant will advise Landlord thereof and of the amount thereof. Landlord at its election, may pay the same, but shall not be obligated to do so.

      (2) Landlord hereby releases Tenant, to the extent of the Landlord's insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of Tenant or its agents, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as Landlord's policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Landlord to recover thereunder. Landlord agrees that its fire and other casualty insurance policies will include such a clause so long as the same is includable without extra cost, or if extra cost is chargeable therefor, so long as Tenant pays such extra cost. If extra cost is chargeable therefor, Landlord will advise Tenant thereof and of the amount thereof. Tenant at its election may pay the same, but shall not be obligated to do so.

      (K)  BROKERS

      Tenant and Landlord hereby represents and warrant to the other that they have dealt with no broker in connection with this lease other than Thompson, Doyle, Hennessey & Everest and CB Richard Ellis Whittier Partners ("the Listed Broker/s"), and there are no other brokerage commissions or other finders' fees payable in connection herewith. Tenant hereby agrees to hold Landlord harmless from, and indemnified against, all loss or damage (including without limitation, the cost of defending the same) arising from any claim by any broker other than"the Listed Broker/s, claiming to have dealt with Tenant. Landlord shall pay the commission due the Listed Broker(s) by separate agreement. Landlord hereby agrees to hold Tenant harmless from, and indemnified against, all loss or damage (including without limitation, the cost of defending the same) arising from any claim by any broker other than"the Listed Broker/s, claiming to have dealt with Landlord.

      (L) LANDLORD'S DEFAULTS

      Landlord shall not be deemed to have committed a breach of any obligation to make repairs or alterations or perform any other act unless: (1) it shall have made such repairs or alterations or performed such other act negligently; or (2) it shall have received notice from Tenant designating the particular repairs or alterations needed or the other act of which there has been failure of performance and shall have failed to make such repairs or alterations or performed such other act within thirty (30) days after the receipt of such notice (but if it shall reasonably require longer than thirty (30) days then such longer period, provided Landlord promptly commences such performance and prosecutes the same to completion with due diligence); and in the latter event Landlord's liability shall be limited to the cost of making such repairs or alterations or performing such other act, together with interest at the Lease Interest Rate, and subject, also, to the terms of Section (H) of this Article 10.

      (M) EFFECTIVENESS OF LEASE

      The submission of this lease for examination does not constitute a reservation of, or option for, the demised premises, and this lease becomes effective as a lease only upon execution and unconditional delivery thereof by both Landlord and Tenant.

      (N) HAZARDOUS MATERIALS

      Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by the applicable permits, or by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Lot any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Tenant shall obtain and maintain all proper permits required by applicable law or ordinance for the storage and use of hazardous materials, and Tenant shall furnish evidence of same upon request. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional rent if such requirement applies to the demised premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the demised premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this lease from any release of hazardous materials on the demised premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the term of this lease. Landlord represents and warrants that to the best of Landlord's knowledge it is not in violation of any laws for the presence, storage amid use of hazardous materials and Landlord has not received notice of any alleged violation by Landlord of such laws. Landlord hereby indemnifies Tenant and holds Tenant harmless from the cost of remediating any hazardous materials on the Lot or in the Building or the Demised Premises and not brought by Tenant onto or into such area.

      (O) DELAYS

      In any case where either party hereto is required to do any act (other than make a payment of money), delays caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, mortgages of labor, materials or equipment, government regulations or other causes beyond such party's reasonable control (other than such party's financial condition) shall not be counted in determining the time during which such act shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time". In any case where work is to be paid for out of insurance proceeds or condemnation awards, due allowance shall be made, both to the party required to perform such work and to the party required to make such payment, for delays in the collection of such proceeds and awards.

      (P) COMPLIANCE WITH LAWS

      Landlord represents that the zoning regulations applicable to the Building and any covenants, conditions or restrictions appertaining to the Building permit the use of the demised premises for the uses contemplated hereunder. Landlord hereby covenants and agrees at its expense to maintain the Building (other than the demised premises) and the common areas of the Building in compliance with all applicable laws, including but not limited to, ADA (as hereinafter defined). To the best of Landlord's knowledge and belief, the Building (other than the demised premises) and common areas of the Building will be in compliance with such applicable Laws, in effect as of the Lease Commencement Date. Landlord hereby agrees that Tenant shall have no responsibility for failure of the Building (other than the demised premises) or the Building or the common areas of the Building in which Tenant has appurtenant rights to comply with applicable laws, statutes, ordinances and regulations which are in effect and applicable to the Building or the common areas of the Building in which Tenant has appurtenant rights as of the Lease Commencement Date or pursuant to any other rights under this lease.

      As used in this Section, the Americans with Disabilities Act shall mean the Americans with Disabilities Act of 1991,42 U.S.C. Section 12.101 et seq and all regulations applicable thereto promulgated as of the date hereof (collectively, "ADA"). Tenant shall have the responsibility to comply with the requirements of the ADA in the demised premises. To the best of Landlord's knowledge and belief, the common areas of the Building are in compliance with the requirements of ADA. Landlord represents and warrants that the Landlord work (base Building) shall be in compliance with or shall be made to comply with the requirements of ADA.

      (Q) WAIVER OF LANDLORD'S LIEN

      Landlord hereby waives any lien rights which it may otherwise have concerning all of Tenant's trade fixtures and equipment, which shall include furniture, movable fixtures, equipment, any and all equipment and/or supplies (collectively, "Personalty") utilized by Tenant in its business operations; and Tenant shall have the right to remove the same at any time without Landlord's consent.

      Landlord acknowledges that pursuant to a master purchase agreement by and between the parent corporation of Tenant ("NCGI") and Nortel Networks Inc. and/or its affiliates ("Nortel Networks"), said NCGI purchased certain equipment and services comprising some of Tenant's trade fixtures and equipment ("Nortel Equipment"). Landlord agrees that Nortel Networks and any other lenders of Tenant or NCGI pursuant to the relevant credit agreement between such parties, may enter upon the demised premises to remove said Personalty and/or Nortel Equipment provided, however, (i) said entry shall be conducted in a manner calculated not to unreasonably disturb Landlord and any other tenants of the Property; (ii) any such entry shall be made subject to the terms of this Section
(Q); and (iii) any damage caused by such removal shall be promptly restored by any such lender.

      The Landlord hereby agrees to provide Nortel Networks (or its successors or assigns), at its address specified below (or at the addresses of its successors or assigns of which the Landlord is subsequently notified), a copy of any notice of default delivered to the Tenant under this lease substantially concurrently with the delivery of such notice to the Tenant and agrees that, prior to any termination of this lease as a result of a default of the Tenant hereunder, the Landlord will provide written notice of such default to Nortel Networks (or its successors or assigns), at its address specified below (or at the address of its successors or assigns of which the Landlord is subsequently notified), and afford Nortel Networks (or its successors or assigns) and the lenders the same period of time allowed Tenant within which to cure such default. For purposes of this Section (Q), the address of Nortel Networks is as follows: Nortel Networks Inc., GMS 991 15 A40, 2221 Lakeside Boulevard, Richardson, Texas 75082-4399, Attention: Charles M. Helm, Esquire; Telephone:
972/685-7839; Facsimile 972/684-3679.

      (R) TELECOMMUNICATIONS

      Tenant and Tenant's telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies ("Telecommunications Companies"), shall have a reasonable and necessary right of access to and within the lands or Buildings comprising the Park (including any necessary easements or rights of way), at no additional fee, costs or expense to Tenant, (except that Tenant shall reimburse Landlord for the cost incurred by Landlord in reviewing any such easement or right of way) for the installation and operation of telecommunications lines and systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless and any other transmission systems, for a part or all of Tenant's telecommunications within the Building and from the Building to any other location (hereinafter collectively referred to as "Telecommunications Lines"), with Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant may perform any installation, repair and/or maintenance to its Telecommunications Lines without Landlord's consent where the equipment being installed, repaired or maintained is not located in the area in which the Telecommunications Lines or any part thereof of any other tenant or of Landlord are located. Tenant shall pay the cost of recording of any such easement and/or right of way. Tenant shall use all reasonable efforts to cause same to be discharged of record upon expiration of the Term.

      If at any time, Tenant's Telecommunications Companies or appropriate governmental authorities relocate the point of demarcation from the location of Tenant's telecommunications equipment in Tenant's telephone equipment room or other location, to some other mutually agreed location within the equipment room, or in any other manner transfer any obligations or liabilities for telecommunications to Landlord or Tenant, whether by operation of law or otherwise, upon Landlord's election, Tenant shall, at Tenant's sole expense and cost: (i) within ninety (90) days after notice is first given to Tenant of Landlord's election, cause to be completed by an appropriate telecommunications engineering entity approved in advance in writing by Landlord, all details of the Telecommunications Lines serving Tenant in the Building which details shall include all appropriate plans, schematics, and specifications; and (ii) if Landlord so elects, after written notice to Tenant of same, immediately undertake the operation, repair and maintenance of the Telecommunications Lines serving Tenant in the Building; and (iii) upon the termination of this lease for any reason, or upon expiration of this lease, immediately, after written notice to Tenant of the same, effect the complete removal of all or any portion or portions of the Telecommunications Lines serving Tenant in the Building and repair any damage caused thereby.

      (S) GENERATOR

      Landlord, hereby covenants and agrees that Tenant, at its sole cost and expense, shall be allowed to install, maintain and operate at the Building in a location described in Exhibit B attached hereto and as depicted on the plan attached to Exhibit B, and approved by Landlord a standby generator and associated diesel fuel storage tank approved by Landlord to backup commercial power, all of which equipment and fuel shall be stored, maintained and utilized by Tenant in accordance with all applicable laws, ordinances, covenants, conditions and restrictions affecting the Building, it being hereby expressly agreed by the parties that Landlord shall not have any obligations or liabilities to Tenant, or any other person or entity in connection therewith, and that Tenant will indemnify, defend and hold Landlord harmless from any and all claims, demands, losses, liabilities, costs and expenses (including reasonable attorney's fees, court costs, witness fees and the like) arising out of or in connection therewith. Tenant shall be responsible for obtaining all necessary permits, and Tenant's installations shall conform to all applicable laws, ordinances, covenants, conditions and restrictions affecting the Building. Tenant shall be responsible for all costs and expenses relating to the installation, maintenance, operation or removal of such equipment, including, without limitation, the repair or restoration of any damage caused thereby.

                                   ARTICLE XI
                        SECURITY AND RESTORATION DEPOSIT

      11. Upon the full execution of this lease, Tenant shall deliver to Landlord cash or an irrevocable letter of credit for the amount of the Security and Restoration Deposit, from a banking institution reasonably satisfactory to both Landlord and Tenant, said letter of credit shall expire no earlier than one
(1) year from the date of such letter of credit which shall be promptly delivered to Landlord. Upon notice of default to Tenant and the expiration of any applicable

                                   ARTICLE XII
                                  MODIFICATION

      12. In the event that any holder or prospective holder of any mortgage which includes the demised premises as part of the mortgaged premises, shall request any modification of any of the provisions of this lease, other than a provision directly related to the rents payable hereunder, the duration of the term hereof, or the size, use or location of the demised premises, Tenant agrees that Tenant will enter into an amendment of this lease containing each such modification so requested.

                                  ARTICLE XIII
                                     OPTION

13. (A) OPTION TERM

        Tenant shall have the right, at its election, to extend the original Term of this lease for an additional period of ten (10) years commencing upon the expiration of the original Term, provided that Landlord shall receive written notice from Tenant of the exercise of its election at least twelve (12) months prior to the expiration of the original Term and provided further that Tenant shall not be in default at the time of Landlord's receipt of such notice in the performance or observance of any of the terms and agreements in this lease contained on the part of Tenant to he performed or observed. The expression "the original Term" means the period of ten (10) years referred to in Section (A) of Article I above. Prior to the exercise by Tenant of said election to extend the original Term, the expression "the Term of this lease" or any equivalent expression shall mean the original Term; after the exercise by Tenant of the aforesaid election, the expression "the Term of this lease" or any equivalent expression shall mean the original Term as extended. Except as expressly otherwise provided in this lease, all the agreements and conditions in this lease contained shall apply to the additional period to which the original Term shall be extended as aforesaid. If Landlord shall receive notice of the exercise of the election in the manner and within the time provided aforesaid, the Term shall be extended upon the receipt of the notice without the requirement of any action on the part of Landlord.

      (B) OPTION RENT

          During the additional period for which the original Term of this lease may be extended as set forth in Section (A) of this Article 13 above, the Fixed Rent payable hereunder shall be adjusted so as to equal the greater of (a) the Fixed Rent payable immediately prior thereto, or (b) the "fair market rent", as mutually determined by Landlord and Tenant through the process of negotiation. Notwithstanding anything to the contrary contained herein, however, if for any reason whatsoever Landlord and Tenant shall not agree in writing upon the "fair market rent" for said additional period at least six (6) months prior to the expiration of the original Term, then the fair market rent for premises of the size and nature of the demised premises shall be determined by licensed real estate appraisers having at least five (5) years' experience in the appraisal of commercial real estate in the Greater Boston area, one such appraiser to be designated by each of Landlord and Tenant. If either party shall fail to designate its appraiser by giving notice of the name of such appraiser to the other party within fifteen (15) days after receiving notice of the name of the other party's appraiser, then the appraiser chosen by the other party shall determine the fair market rent and his determination shall be final and conclusive. If the appraisers designated by Landlord and Tenant shall disagree as to the fair market rent, but if the difference between their estimates of fair market rent shall be five percent (5%) or less of the greater of the estimates, then the average of their estimates shall be the fair market rent for purposes hereof. If the appraisers designated by Landlord and Tenant shall disagree as to the amount of fair market rent, and if their estimates of fair market rent shall vary by more than five percent (5%) of the greater of said estimates, then they shall jointly select a third appraiser meeting the qualifications set forth above, and his estimate of fair market rent shall be the fair market rent for purposes hereof if it is not greater than the greater of the other two estimates and not less than the lesser of the other two estimates. If said third appraiser's estimate is greater than the greater of the other two estimates, then the greater of the other two estimates shall be the fair market rent for purposes hereof; and if the estimate of the third appraiser shall be less than the lesser of the other two estimates, then the lesser of the other two estimates shall be the fair market rent for purposes hereof. Each of Landlord and Tenant shall pay for the services of its appraiser, and if a third appraiser shall be chosen, then each of Landlord and Tenant shall pay for one-half of the services of the third appraiser.

      EXECUTED as a sealed instrument in two or more counterparts as of the day and year first above written.

                                 LANDLORD:


                                 HOOD BUSINESS PARK LLC
                                 BY: CATAMOUNT RUTHERFORD LLC
                                     ITS MANAGER


                                  /s/ STEPHEN J. KANEB
                                 ----------------------------------
                                 Stephen J. Kaneb, Manager


                                 TENANT:


                                 NET 2000 COMMUNICATIONS REAL ESTATE,
                                 INC.


                                 By          [SIG]
                                   --------------------------------
                                           Vice-President


                                 ATTEST:


                                 By /s/ ANGELA M. BELKA
                                   --------------------------------

                                   Fairfax, VA              Notary



                                        (Corporate Seal)

                                   EXHIBIT A

                     PLAN SHOWING LOCATION OF THE BUILDING


                               HOOD BUSINESS PARK

                           CHARLESTOWN, MASSACHUSETTS

                                   [GRAPHIC]


                                         [GRAPHIC]
                                         KEY PLAN

                                         [GRAPHIC]
                                         NORTH

                                         SITE PLAN

                                         [HOOD LOGO]
                                         HOOD BUSINESS PARK
                                         CHARLESTOWN, MASSACHUSETTS

                                         SEPTEMBER 30, 1995

                                         [SMMA LOGO]

                                  EXHIBIT A-1

                             CONDITION OF BUILDING

BASE BUILDING
Extensive interior and exterior renovations have been completed accessing a new working environment and virtual image. The improvements provided as part of the base building are summarized below.

LOBBY CORE
A new central lobby core serving all three floors of the office includes:
      - a first floor lobby with quality finishes and lobbies on the second and third floors to complement the first floor
      -  new restrooms at the core
      -  two new passenger elevators
      -  new scale tower with "monumental" stair from first to second floor
      - an existing freight elevator with outside access so that deliveries are not made through the first floor lobby.

FACADE IMPROVEMENTS
Restoration of the Art Deco facade that includes:
      -  new window frames and tinted glazing on all office windows
      -  additional windows to provide more light and views
      -  a new "Grand" entry leading into a first class lobby

SITE IMPROVEMENTS
      -  improved lighting
      - upgraded parking lot including visitor parking, islands, improved circulation and re-striping for parking and circulation.
      -  a comprehensive site signage and graphics program
      -  enhanced landscaping especially in the area of new "Grand" entry.
      -  pedestrian and vehicular access to Spice Street

BUILDING SYSTEMS
      -  new base building HVAC
      -  new base building electrical
      -  new restrooms at core
      -  new fire protection system
      -  new roofing
      -  existing stair towers to be cleaned, painted and revamped

                                   EXHIBIT B

                            LANDLORD'S REQUIRED WORK

Landlord Shall:

- Deliver the premises secure and in broom clean condition and ready for Tenant's work.

- Cap/Remove (4) skylights and replace with waterproof section of roof all in compliance with applicable codes.

- Comply with ADA and local building life safety codes throughout the lease term.

- Provide main sprinkler loop to the demised premises. Tenant, at Tenant's expense, will provide a pre-action valve system.

-     Provide tie-ins to Building life and fire safety system(s).

-     Provide pad space (minimum 10' x 10') for Tenant's diesel emergency 500
      KW generator and day tank and access to the same from a designated platform. Generator and tank shall be located in the "surge hall" space on the roof adjacent to the Tenant's space subject to local codes. (see attached plan.) In the event that the city will not allow the fuel tank to be located on the roof, then Landlord will work with Tenant to locate the tank in another location.

- Provide access way for an electrical conduit from generator to Tenant's service breaker as designated by Landlord.

- Provide the right and access to install horizontal and vertical conduit for fiber optics, subject to Landlord's approval, which approval shall not be unreasonably withheld.

- Provide/Certify a minimum of 150 lbs. Per square foot floor loading to the demised Premises.

- Tenant, at Tenant's expense and subject to Landlord approval, shall be allowed to upgrade an area (approximately 1,000 RSF) to a floor loading capacity of 300 lbs. Per square foot.

- Provide 1200 amp/480 volt service to Tenant. Tenant, at Tenant's expense and subject to Landlord Approval, shall be responsible for providing all work and equipment necessary to bring the service to the Premises, from the primary feeder serving the building.

- Tenant, at Tenant's expense, shall provide any electrical and utility metering equipment.

- Provide supplemental wall connections where necessary along eastern exterior wall (above windows).

-     Remove radiator grills along eastern exterior wall.

- Landlord to complete, or cause to be completed, the common corridor that serves as primary access to Tenant. The corridor, which runs generally North/South will be constructed in conformance with base building standards.

- Landlord will reimburse Tenant (based on base building standards) for the cost in constructing the wall along the northwest corner of Tenant's space that defines the mechanical room/corridor.

- Repair all rough openings in ceiling to comply with current codes and to match adjacent ceiling.

- Treat underside of skylight caps with a coating (paint or equivalent) to comply with current code requirements if necessary. Caps were constructed with fire treated wood.

- Provide access for fuel lines to generator location on roof, in the event generator is located on roof.

-     Provide and install base building blinds in windows along east elevation.

      All of Tenant's work shall be done at Tenant's sole risk and expense. Landlord shall not be a party to nor incur any liability as a result of any contract to perform any of Tenant's work. All of Tenant's work shall be performed in accordance with the schedule to be adopted by Landlord and Landlord's general contractor for the performance of all work to be done in the Building. All of Tenant's work shall be done by Tenant's contractors, labor and means so that, as far as may be possible, such work shall be done without interruption on account of strikes, work stoppages or similar causes of delay. Tenant shall obtain lien waivers from all of its contractors and subcontractors commencing work in the demised premises so that no mechanics' or materialmen's liens shall attach to the demised premises or the Building as a result of Tenant's work.

      All of Tenant's work shall be done by contractors, subcontractors and labor previously approved by Landlord, which approval shall not be unreasonably withheld or delayed. Such contractors, subcontractors and labor shall be subject to the administrative supervision of the Landlord's architect or engineer and general contractor. Landlord shall give reasonable access and entry to the demised premises to Tenant and its contractors and subcontractors at reasonable times and shall allow reasonable use of facilities located in the Building to enable Tenant to complete Tenant's work. Tenant may bid Tenant's Work to up to three (3) contractors. Landlord shall assess a one percent (1%) supervision/management fee for monitoring Tenant's design and construction work. Said fee shall be calculated on the total cost of Tenant's Work including Landlord's construction allowance (excluding cost of furniture, fixtures and equipment). Tenant shall reimburse Landlord for any reasonable and actual out-of-pocket expenses relating to the approval, review and monitoring of Tenant's Work.

      On the termination of this lease, Landlord reserves the right to require Tenant to restore the HVAC duct work to its pre-existing condition in the event that the relocation of the HVAC duct work by Tenant has adversely affected the HVAC systems ability to serve the space vacated by the Tenant in the fashion it was originally designed to.

                                    EXHIBIT E

                              RULES AND REGULATIONS

      1. The sidewalks, paved and/or landscaped areas shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the demised premises. No merchandise, boxes or pallets may be stored by Tenant outside of the demised premises and no cars, trucks or trailers may be parked on the Lot overnight without the prior written consent of Landlord.

      2. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the demised premises or Building so as to be visible from outside the demised premises without the prior written consent of Landlord. In the event of the violation of this paragraph, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant, as additional rent.

      3. No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the demised premises or any outside wall of the Building without the prior written consent of Landlord. Such awnings, curtains, blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

      4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids, chemicals, process water, cooling water or like substances shall be deposited therein. Said plumbing fixtures and the plumbing system of the Building shall he used only for the discharge of so-called sanitary waste. All damage resulting from any misuse of said fixtures and/or plumbing system by Tenant or anyone claiming under Tenant shall be borne by Tenant.

      5. Tenant must, upon the termination of its tenancy, return to Landlord all locks, cylinders and keys to the demised premises and any offices therein.

      6. Tenant shall, at Tenants expense, provide artificial light and electric current for the employees of Landlord and/or Landlord's contractors while making repairs or alterations in the demised premises.

      7. Tenant shall not make, or permit to be made, any unseemly or disturbing odors or noises or disturb or interfere with occupants of the Building or those having business with them, whether by use of any musical instrument, radio, machine, or in any other way.

      8. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

      9. Tenant shall keep the demised premises free at all times of pests, rodents and other vermin, and at the end of each business day Tenant shall place for collection in the place or places provided therefor all trash and rubbish then in the demised premises.

      10. Landlord reserves the right to rescind, alter, waive and/or establish any rules and regulations, which, in its judgment, are necessary, desirable or proper for its best interests and the best interests of the occupants of the Building.

      11. All of the work done by Tenant shall be done by such contractors, labor and means so that, as far as may be possible, all work on the Property, whether by Landlord or Tenant, shall be done without interruption on account of strikes, work stoppages or similar causes of delay.

      12. The buildings of Hood Business Park are smoke free buildings, and Tenant shall cause its employees and invitees who smoke to restrict such smoking to areas designated as "smoking areas" by Landlord from time to time.

                                    EXHIBIT F

                            LEGAL DESCRIPTION OF LOT

PARCEL II


Being shown as Lot B on a plan entitled "Plan of Land in Boston, Mass.", dated June 7, 1982 by Dana F. Perkins and Assoc., Inc., Civil Engineers and Surveyors, recorded with Suffolk County Registry of Deeds, Book 9971, Page 454.

Included within the bounds of said Lot B is registered land shown on Land Court Plan No. 12912A, dated April 20, 1928, a copy of which is filed with the Suffolk County Registry District of the Land Court with Certificate of Title No. 24288.

There is appurtenant to said Lot B all rights and easements as may exist of record, insofar as the same are now in force and applicable to be exercised in common with all others lawfully entitled thereto, including, without limitation, those rights and easements set forth or referred to in the following deeds: Deed from Boston and Maine Railroad to H.P. Hood & Sons, Inc., dated July 21, 1960, recorded with Suffolk County Registry of Deeds, Book 7493, Page 233; Deed from David Massif, et al, Trustees of Massif Realty Trust to H.P. Hood &
Sons, Inc. dated December 19, 1963, recorded with Suffolk County Registry of Deeds, Book 7810, Page 107; Deed from Boston and Maine Corporation to H.P. Hood & Sons, Inc., dated September 9, 1969, recorded with Suffolk County Registry of Deeds, Book 8310, Page 483; Deed from Whiting Milk Company, Inc. to H.P. Hood, Inc., dated May 31, 1973, recorded with Suffolk County Registry of Deeds, Book 8631, Page 705; Deed from Boston and Maine Railroad to H.P. Hood & Sons, Inc., dated June 16, 1943, recorded with Suffolk County Registry of Deeds, Book
6040, Page 584; Deed from Boston and Maine Railroad to H.P. Hood & Sons, Inc., dated December 20, 1949, recorded with Suffolk County Registry of Deeds, Book 6572, Page 369 and Deed from Boston and Maine Railroad to H.P. Hood & Sons,
Inc. dated May 26, 1953, recorded with Suffolk County Registry of Deeds, Book 6873, Page 2, bounded and described as follows:

S 23 degrees 50' 38" E by said Rutherford Avenue, 1143.99 feet to a point at land of David Massif; thence turning and running

S 47 degrees 49' 22" W by said land of Massif and by land of W.W.F. Paper Corp.,
716.04 feet to a point at land of B & M; thence turning and running

N 26 degrees 16' 38" W by said land of B & M, 84.52 feet to a point; thence turning and running

N 35 degrees 33' 36" W still by said land of B & M, 134.90 feet to a point; thence turning and running

N 30 degrees 10' 18" W still by said land of B & M, 519.55 feet to a point; thence turning and running

N 26 degrees 23' 18" W still by said land of B & M, 51.62 feet to a point; thence turning and running

N 30 degreesS 32' 31" W by said land of B & M, 344.11 feet to a point; thence turning and running

N 49 degrees 53' 49" E still by said land of B & M, 94.19 feet to a point; thence turning and running

N 45 degrees 39' 59" E still by said land of B & M, 170.84 feet to a point; thence turning and running

N 49 degrees 55' 29" E still by said land of B & M, 322.29 feet to a point; thence turning and running

N 51 degrees 14' 19" E still by said land of B & M, 259.17 feet to a point of beginning.